UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 18, 2016

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place – 4th Floor 141 Front Street PO Box HM 845 Hamilton HM 19, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual General Meeting of Shareholders of the registrant was held on May 18, 2016.

(b)
The shareholders elected Director nominees Dominic J. Addesso, John J. Amore, John R. Dunne, William F. Galtney, Jr., John A. Graf, Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber; appointed PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016; approved, by non-binding advisory vote, 2015 compensation paid to the Company's Named Executive Officers and reapproved the Executive Performance Annual Incentive Plan.

The votes cast with respect to each such matter are as follows:

	Total Shares Represented at the Meeting in Person or Proxy
	43,043,980

		Against or
	For	Withheld	Abstain	Non-votes	Uncast
Election of directors each to serve a one year period to expire at the 2017 Annual General Meeting of Shareholders:

Dominic J. Addesso	40,314,951	1,327,398	-	1,401,631	-
John J. Amore	41,399,101	243,248	-	1,401,631	-
John R. Dunne	39,958,397	1,683,952	-	1,401,631	-
William F. Galtney, Jr.	35,416,355	6,225,994	-	1,401,631	-
John A. Graf	41,389,214	253,135	-	1,401,631	-
Gerri Losquadro	41,402,298	240,051	-	1,401,631	-
Roger M. Singer	41,360,820	281,529	-	1,401,631	-
Joseph V. Taranto	39,756,367	1,885,982	-	1,401,631	-
John A. Weber	39,974,150	1,668,199	-	1,401,631	-

Appointment of PricewaterhouseCoopers LLP as the Company's independent
registered public accounting firm for the year ending December 31, 2016	41,653,627	1,379,802	10,551	-	-

Approval, by non-binding advisory vote, of 2015 compensation paid to the
Company's Named Executive Officers	39,023,171	2,529,074	90,104	1,401,631	-

Reapproval of Everest Re Group, Ltd. Executive Performance Annual
Incentive Plan	40,213,270	1,383,846	44,660	1,401,631	573

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ KEITH T. SHOEMAKER
Keith T. Shoemaker
Comptroller (Principal Accounting Officer)

Dated:  May 20, 2016